Exhibit 5.1

Mayer Brown LLP
700 Louisiana Street
Suite 3400
Houston, Texas 77002-2730

Main Tel +1 713 238 3000
May 30, 2013	Main Fax +1 713 238 4888
www.mayerbrown.com
Halcón Resources Corporation
1000 Louisiana St., Suite 6700
Houston, Texas 77002

Re:                             Halcón Resources Corporation Registration

Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Halcón Resources Corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 30,000,000 shares of the Company’s common stock, par value $.0001 per share (the “Shares”), for issuance and sale pursuant to the Halcón Resources Corporation First Amended and Restated 2012 Long-Term Incentive Plan, as amended (the “2012 Plan”). We have participated in the preparation of the Company’s Registration Statement on Form S-8 (the “Registration Statement”), filed on this date with the Securities and Exchange Commission (the “Commission”), relating to the registration of the Shares under the Securities Act.

In connection with such matters, we have examined originals or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion.

For purposes of our opinion, we have assumed the genuineness of all signatures on all documents examined by us, the due authority of the parties signing such documents, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and that the offer and sale of the Shares complies in all respects with the terms, conditions and restrictions set forth in the Registration Statement and the 2012 Plan. The Company has represented to us and we have also assumed that the Company has reserved from its duly authorized capital stock a sufficient number of shares of common stock as were approved by the Company’s stockholders for issuance under the 2012 Plan. We have also assumed that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved common stock, solely for the purpose of enabling it to issue the Shares in accordance with the 2012 Plan, the number of Shares which are then issuable and deliverable upon the settlement of awards under the 2012 Plan. As to any other facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principals of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Based on the foregoing and subject to the qualifications set forth herein, we are of opinion that the issuance of the Shares has been duly authorized and, when issued, delivered and fully paid for in accordance with the terms of the Registration Statement and the 2012 Plan, such Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are experts within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the United States be changed by legislative action, judicial decision or otherwise.

Very truly yours,

/s/ Mayer Brown LLP